Exhibit (e)(3)

Form of

Schedule A

As of February 1, 2026, this Schedule A forms a part of the Principal Underwriter Agreement dated as of February 23, 2006 between MassMutual Premier Funds and MML Distributors, LLC. As of February 1, 2026, this Schedule A supersedes any previous versions of said Schedule A.

Name of Series	Classes of Shares
MassMutual Global Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Opportunities Fund	I, R5, Service, Administrative, R4, A, R3, Y
MML Barings Core Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2
MML Barings Diversified Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2
MML Barings High Yield Fund	I, R5, Service, Administrative, R4, A, R3, Y, C, M1, M2
MML Barings Inflation-Protected and Income Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2
MML Barings Short-Duration Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y, L, C, M1, M2

MASSMUTUAL PREMIER FUNDS		MML DISTRIBUTORS, LLC

By:		By:
Name:	Renée Hitchcock	Name:	Douglas Steele
Title:	CFO and Treasurer	Title:	President